Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

RREEF America Property Income Trust, Inc.:

We consent to the use of our report included herein and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG LLP

Dallas, Texas

March 26, 2012